UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: June 30, 2016

NORTH AMERICA FRAC SAND, INC.
(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54757	20-8926549
(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 9B – 318, 105th Street East,

Saskatoon, Saskatchewan, Canada S71 0J9

(Address of principal executive offices) (Zip Code)

306-281-7334

Registrant's telephone number, including area code

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that may cause or contribute actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	adverse economic conditions;
•	risks related to the frac sand industry;
•	risks related to the oil and gas industry;
•	risks related to the inability to raise adequate capital;
•	the inability to attract and retain qualified senior management and technical personnel;
•	other risks and uncertainties related to the changing frac sand market and our business strategy.

All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under "Risk Factors" and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the section entitled "Risk Factors" for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

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Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2015, we entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Canadian Sandtech Inc., an Alberta corporation (hereinafter referred to as "CSI"), and its wholly-owned subsidiary, North America Frac Sand (CA) Ltd., also an Alberta corporation (hereinafter referred to as, "NAFS-CA"). Under the terms of the Share Purchase Agreement, we issued 37,800,000 "restricted" common shares of the Company into escrow for the benefit of the shareholders of CSI. The 37,800,000 shares issued represented 98% of our then issued and outstanding common stock. (currently the 37,800,000 shares represent approximately 76%).

CSI is a non-related party. Under the terms of the Share Purchase Agreement, the Company will issue the 37,800,000 shares of common stock directly to the shareholders of CSI. Upon completion of the merger, the shareholders of CSI will receive none of the Series A Preferred Stock. There is one Series A Preferred Stock issued. Its voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares for Series B Preferred Stocks which are issued and outstanding at the time of voting. Consequently, there is not a change in control of the Company. Furthermore, management of the Company will remain unchanged. It will be supplemented by independent directors and officers experienced in the frac sand industry. No parties from Canadian Sandtech Inc. will become officers or directors of the Company.

Furthermore, management of the Company have appointed to act as management of NAFS-CA. The Company has subsequently entered into a loan agreement utilizing the mining leases as collateral with NAFS-CA. As a consequence of this arrangement, NAFS-CA has subsequently been able to pay annual rental on the mineral leases and keep them in good standing; and the Company has retained Northwest Corporation, a Calgary based mineral engineering company, to conduct certain development work on the mineral leases for the purpose of determining the presence of and economic resource and completing a NI-43-101 Report. The field work includes an Auger Drilling Field Program which is currently underway.

Consequently, the transaction was accounted for as a business transaction with common control under ASC-805, for the following reasons:

1.	Firstly, it was determined that NAFS-CA is a business because:
	a.	Planned principal operations have begun (exploration has commenced);
	b.	Mineral leases and exploration information, are in place; and
	c.	A plan to commercialize the mineral resource if economically feasible is in place.

2.	Despite the majority of the common shares being issued to the shareholder of NAFS-CA, control of the Company remains unchanged;

3.	The ownership of the Series A Preferred stock remains unchanged which has voting control of the company, consequently voting control remains unchanged;

4.	Existing management of the Company remains unchanged; and

5.	Existing management has been appointed management of NAFS-CA, with previous management having resigned.

The 100% of the issued and outstanding shares of NAFS-CA was placed in escrow subject to the removal of certain conditions. On February 29, 2016, the Company announced that all conditions, other that the completion of the audit of NAFS-CA, had been met. The accounting is that of a business combination with common control. The transaction will be effective upon filing of the Form 8K.

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The closing of the Share Exchange Agreement was conditioned upon certain, limited customary representation and warranties, as well as conditions to close, and the completion of an audit of NAFS-CA's financial statements.

All references herein to us, we, our, NAFS-CA and the Company refer to our Company and NAFS, and their respective businesses following the consummation of the Share Exchange Agreement, unless the context otherwise requires.

The description of the Share Exchange Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the respective agreements copies of which is attached hereto as Exhibit 10.1 and 10.2 and incorporated by reference as if set forth into this Item 1.01.

As a result of these transactions, we are now engaged in the exploration and development of frac sand. Following is a description of our business, information concerning our new management and business operations and other material information concerning our Company.

DESCRIPTION OF BUSINESS

North America Frac Sand, Inc., is a Florida corporation, (the "Company"). The Company's name, as incorporated, was New Found Shrimp, Inc. The Company has been providing marketing of consulting services primarily to independent aquatic farming operators and other market participants located in the Midwest of the United States of America (the "U.S."). Historically, we conducted initial marketing and sales activities to take advantage of opportunities related to time, location and quality of aquatic farming operations. We have conducted our operations primarily in Indiana.

We were founded in April 2007 in Indianapolis, Indiana. In June of 2012 we changed our domicile from the state of Indiana to the State of Florida. On February 9, 2015 David Copp resigned as CEO and Director, and David Alexander has been appointed CEO and President.

In 2014, we reviewed opportunities in the modular building systems markets in Alberta, Canada. At that time, we changed our name, from New Found Shrimp Inc., to Innovate Building Systems Inc, and subsequently to Xterra Building Systems Inc. On July 10, 2015, we entered into a share purchase agreement with Canadian Sandtech Inc. ("CSI") to acquire 100% of the issued and outstanding shares of North America Frac Sand (CA) Ltd. ("NAFS-CA") by issuing to CSI 37,800,000 shares of the Company into escrow. At that time, we changed our name from Xterra Building Systems to North America Frac Sand Inc.

NAFS-CA was incorporated in Alberta on June 8, 2015 and was a wholly owned subsidiary of CSI. NAFS-CA owns approximately 30,000 acres of mineral leases about 30 kilometers east of Saskatchewan, Canada, called the Eagle Creek leases.

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A description of the Eagle Creek mineral leases is as follows:

Lease	Description of Lease	Lease Rate
# 1	Section 11, NE ¼ of Section 2, N (½) of Section 3, in Township 38, Range 10, West of the 3rd Meridian, as to the surface rights referenced in the Certificate of Title.

Up front payment of $3,000. Ten-year lease dated July 17, 2015, automatically extended for second 10 years if royalties are being paid. Lease rate is $1 per acre per year. Royalty rate is $5.00 per ton of processed ore sold at $80 per metric ton or less, and $5.00 plus the 10% of the difference between sales price greater than $80 and $80 per metric ton.

# 2

West ½ of Section 2, Township 38, Range 10, West of the 3rd Meridian, portion of NW (¼) of Section 35 on Township 37, Range 10, West of the 3rd Meridian, as to the surface rights referenced in the Certificate of Title.

Ten-year lease dated June 21, 2008, automatically extended for second 10 years if royalties are being paid. Lease rate is $1 per acre per year. Royalty rate is $3.00 per ton if 25% waste, $4.00 per ton if 20% waste, and $5.00 per ton if 15% or less waste.

There has been significant exploration activity on 1,680 acres of the Eagle Creek property. Since 2008, CSI has drilled 173 holes on the Eagle Creek property. 149 of the drill holes were 300-foot spacing. 7 drill holes and 17 backhoe holes were 600-foot spacing. The average sand thickness per hole was 10.5 feet and the size of the tested area was approximately 12.9 million square feet. With respect to frac sand, there are approximately 75 lbs. of frac sand per cubic foot. CSI transferred ownership of the Eagle Creek property to its wholly owned subsidiary NAFS-CA in early August 2015. A summary of the activities undertaken on the property to date is as follows:

Date	Description of activities
Aug-Oct 2008	CSI recognized the sand qualities on the leased property and the fact that these sands warranted further testing. This lead to CSI entering into lease agreements.
Jun 2009

CSI tested 107 holes backhoed under the supervision of Independent Engineer Green Engineering Ltd. ("GEL) and determined that significant quantities of suitable sand were present and that additional testing from an Independent engineer was required.

Nov-Dec 2009	CSI core drilled 66 holes under the supervision of Independent Engineer GEL and began lab testing of core samples.
June 2010

Saskatchewan Government confirmed CSI's sand deposit (frac sands) fall under "Sand and Gravel" and are the property of the surface right holder. No disposition under the Quarry Regulations, 1957 was required to exploit the frac sand deposit.

Nov 2010 – Jan 2013	Further laboratory testing was conducted by SGS & Met Solve Labs and results determined the sands tested passed American Petroleum Industry (API) standards.
Jan 2013 - Current	CSI began gathering production data, plant design and cost, financial data and compiled other data to assist in the preparation of a NI 43-101 report required for additional financing.

Our Plan of Operation for the next twelve months is to raise approximately $2 million in capital financing. The proceeds of this financing would first be used to complete a NI-43-101 report. If recommended to by the NI-43-101 report, it is our intention to continue to drill out the property, to establish the both the size and quality of the frac sand resource evident on the mineral leases, and to provide working capital to the Company. The Company has continued to borrow funds from its management. With some of these funds the Company has entered into a loan agreement with NAFS-CA, utilizing the mining leases as collateral for any advances made by the Company. As a consequence of this arrangement, NAFS-CA has been able to retain Northwest Corporation, a Calgary based mineral engineering company, to conduct certain development work on the mineral leases for the purpose of determining the presence of and economic resource and completing a NI-43-101 Report, as well as to pay the annual minimum lease payments on the mineral leases and thereby keep mineral leases in good standing. The field work initially was to compile previously completed mineral testing results and to write an NI-43-101 Report based on this data. However, the integrity of the data obtained was such that additional development work was required. This work includes an Auger Drilling Field Program, as well as additional assay and other tests, are currently underway

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Although we are not presently engaged in any other capital raising activities, we anticipate that we may engage in one or more private offerings of our company's securities. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct a private offering under Section 4(2) of the Securities Act of 1933.

The implementation of our business strategy is estimated to take approximately 12 months. Once we are able to secure funding, implementation will begin immediately. The major parts of the strategy to be immediately implemented will be the sales and marketing and office equipment and human resource procurement.

Industry Overview

Frac Sand Industry

The practice of fracturing reservoir rock in the United States as a method to increase the flow of oil and gas from wells has a relatively long history and can be traced back to 1858 in Fredonia, New York, when a gas well situated in shale of the Marcellus Formation was successfully fractured using black powder as a blasting agent. Nearly all domestic hydraulic fracturing, often referred to as hydro-fracking or fracking, is a process where fluids are injected under high pressure through perforations in the horizontal portion of a well casing in order to generate fractures in reservoir rock with low permeability ("tight"). Because the fractures are in contact with the well bore they can serve as pathways for the recovery of gas and oil. To prevent the fractures generated by the fracking process from closing or becoming obstructed with debris, material termed "proppant," most commonly high silica sand, is injected along with water-rich fluids to maintain or "prop" open the fractures. The first commercial application of fracking in the oil and gas industry took place in Oklahoma and Texas during the 1940s. In 1949, over 300 wells, mostly vertical, were fracked (ALL Consulting, LLC, 2012; McGee, 2012; Veil, 2012) and used silica sand as a proppant (Fracline, 2011).

The resulting increase in well productivity demonstrated the significant potential that fracking might have for the oil and gas industry. The first horizontal well was successfully completed in 1948, and the first commercial "unconventional well," a horizontal gas well in "tight" shale, was drilled in 1988. The Society of Petroleum Engineers describes unconventional resources as petroleum accumulations that are pervasive throughout a large area and are not significantly affected by pressure generated by water. The extremely small pore-size and absence of favorable permeability results in high resistance to hydrocarbon flow. Recovery of gas and oil from these units presents technological challenges. The extremely low permeability typically causes the hydrocarbons to remain in the source rock unless artificially induced fracturing is introduced and proppants are injected to maintain the fracture openings and to provide a pathway through the rock to facilitate the flow of hydrocarbons through the well (Ratner and Tiemann, 2014).

Technological advances in directional drilling and hydraulic fracturing coupled with increases in natural gas prices in the late 1990s and early 2000s spurred aggressive exploration drilling activities and eventually significant production from unconventional oil and gas reservoirs contained in several major sedimentary shale basins in the United States [U.S. Energy Information Administration (EIA), 2014]. Formations or basins, shown in Figure 2, include the Anadarko Basin in Oklahoma and Texas, the Bakken/Three Forks Basin in eastern Montana and North Dakota, the Barnett Formation in the Fort Worth Basin, the Eagle Ford and Woodbine Formations in the East Texas Basin, and the Appalachia Basin in the northeastern part of the United States. Most of the production from these formations is in the form of gas rather than oil because methane molecules and those of natural gas liquids are smaller than crude oil molecules and are therefore more responsive to fracking when moving through fine-grained sedimentary rock such as shale (Ratner and Tiemann, 2014; Tucker, 2013).

In 2003, nearly 2.2 Mt of sand was sold or used for fracking, a 45 percent increase over the previous year. The rapid growth in the demand for frac sand at this time was a direct result of the petroleum industry's start of aggressive horizontal drilling and hydraulic fracturing programs in unconventional oil and gas targets contained in tight sedimentary formations. In 2009, the global recession and lower petroleum prices were reflected by a decrease in the number of active drilling rigs and a slowdown in the growth rate of frac sand consumption. By 2012, oil petroleum prices had recovered and the rate of growth in frac sand demand accelerated. In 2012, there was an average of approximately 1,150 horizontal rotary drilling rigs in the United States operating per week, which represented nearly 60 percent of the total number of active drilling rigs. At the same time, the number of vertical and directional (angled or deviated drilling, but not horizontal) active drilling rigs represented a 29 percent and 11 percent share, respectively (Baker Hughes Inc., 2014). The compound annual growth rate (CAGR) for frac sand sold or used for the years 2003 through 2012 was nearly 32 percent.

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U.S. Production of Frac Sand

Common names of the frac sand stratigraphic units, which are mined from the Ordovician Saint Peter Sandstone, include Jordan Sand, Ottawa Sand, Northern White Sand, Saint Peter; and Sierra Gold. In addition, these sands are also used in glass making and in foundries. Nearly 70 percent of the estimated 2014 domestic frac sand, or about 38 metric tons (Mt), was mined in the Great Lakes Region owing to the premium sand deposits in the region; existing railway infrastructure, and long term presence in the industry. The states that comprise this region and their respective estimated annual production, rounded to the nearest Mt listed in descending order are Wisconsin (24 Mt), Illinois (8Mt), Minnesota (5 Mt), and Michigan (1 Mt). Iowa and Missouri produce approximately 2 million metric tons per year (Mt/yr) and 1 Mt/yr of frac sand, respectively. These sands are similar in character to the frac sands produced in the Great Lakes Region.

Nearly all of the premium sands are transported by rail to transfer points in areas where fracking is occurring and trucked to fracking sites or stockpiled at locations to await orders for frac sand. Some Great Lakes frac sand is also shipped to Canadian fracking sites since Canada produces only about 30 percent of its frac sand requirements. In 2014, Canada imported about 1.5 Mt of sand from the United States.

Most of the remaining frac sand production in the United States, approximately 13 Mt rounded to the nearest Mt, originates from outside the Great Lakes Region. In descending order of production, they are: Texas (8 Mt), Arkansas (2 Mt), Nebraska (2 Mt) and Arizona (1 Mt). A large percentage of the sand produced from the mines in these states is considered "brown sand" and sold as Brady, Brown, EF (economical frac), Hickory, and Texas Brown. These sands may contain minor amounts of impurities, have lower strength.

Frac Sand Pricing

Since the oil prices dropped in 2015, the previous high demand and tight supply of frac sand resulted in the prices dropping from a national average of about $63 per ton in 2013 to approximately 20% less than that today. The major factors that determine the cost and application for frac sand include: (1) grain strength, which is based on its SiO2 content and internal structure; (2) grain sphericity; (3) grain size; (4) grain size distribution; (5) and overall purity. In general, the relatively clean, coarse and high-silica high-strength "white" sands mined in Arkansas, Illinois, Minnesota, and Wisconsin bring the highest prices per ton FOB plant. The coarser-cleaner fractions bring premium prices, because of higher conductivity which is especially desirable for the recovery of oil.

In most cases, rail is the primary form of transportation to get sand from the mine to a transfer point and then, from there, trucked to the well site, and represents the highest post-mine cost. Adding to the cost burden of transportation some suppliers and consumers of frac sand are affected with logistical "bottlenecks" that result from the: lack of available hopper cars, limitations of branch lines to accommodate rail traffic, weight, and speed; complications associated with moving sand through the network of rail freight carriers that traverse the Midwest United States; shortages of truck drivers and truck availability; and constrained capacity at trans loading terminals (Gopinath and Pramanick, 2014; Minnesota Department of Transportation, 2012; Vectora Transportation, 2013).

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Our Target Market

There are several factors which determine what is our target market:

1.	The geographic location of the Eagle Creek mineral leases is approximately 1,500 km closer to the major Canadian and Northern United States tight oil and gas formations, that are the major consumers of frac sand (Wisconsin);
2.	Canada's train infrastructure is not geared towards frac sand. Most shipments of frac sand involve several bottlenecks in Canada where there are few rail cars dedicated to frac sand, few trans-loading facilities;
3.	The consequent logistics cause delays, increased costs, and poor customer service.

We feel that being closer to the frac sand markets of B.C., Alberta, Saskatchewan, Manitoba, North Dakota, and Montana will give us a significant advantage, due to the fact that we are in the range of truck able distances. This will result in reduced transportation costs, ensured delivery schedules, and be able to meet the frac sand inventory needs of our potential customers on a just in time, cost efficient manner, resulting in increased customer service.

Eagle Creek Mineral Leases

In the Report prepared by Green Engineering Ltd ("GEL") dated December 15, 2014, GEL reported that GEL was retained by CSI to observe sand mineral exploration excavation work completed by CSI in the winter of 2011 on a potential frac-sands industrial property, the "Eagle Creek Property" (the "target property"), on land located 30 kilometers west of Saskatoon, Saskatchewan. At the Eagle Creek Property, thirteen (13) back-hoe holes were excavated to obtain 60 lb pails of sand to send to SGS laboratories for flotation process testing, including the crush testing of flotation quartz sand concentrate and:

•	Thirty-one (31) back-hoe holes were also excavated as mineral exploration holes at different locations on lease/optioned land on the target property where sand mineral could be expected to exist.
•	On samples taken from the target property, GEL observed all laboratory testing at CSI's facility in Saskatoon, Saskatchewan, including screening and crush testing and;
•	GEL provided a report with the results of this field and laboratory work.

The summary report prepared by GEL stated that 24 holes were excavated, logged and sampled during mid-February 2011. These holds were drilled on a nominal 600 ft. spacing pattern in a search for more sand mineral. The samples were placed into sample containers, sealed, and retained by GEL.

Of the samples obtained Four composite samples were mixed and one single sample retained. These were placed in sample pails weighing 60 lb. each and were sealed by D. Green, PEng of GEL and sent to SGS laboratories. D. Green, PEng observed the laboratory testing at the CSI facility.

Further sampling was done in April 2012 on the target property and 5 composite samples were placed in sample pails sealed by D. Green, PEng and sent to Met-Solve Laboratories. Met-Solve processed the sand with acid treatment and scrubbing. The following indicated the quality of the sand on tests conducted by Met-Solve:

•	The CSI crush test of flotation concentrate for -40/+70 size sand tested at average of 5.5% fines (3 tests) less than the 8% suggested maximum fines (API RP-56 standard).
•	SGS also crush tested the -40/+70 sample (1 test) and achieved 8% fines and;
•	SGS also crush tested a flotation concentrate -70/+140 sample (1 test) and achieved 4.4% fines which is less than 5.5% suggested maximum fines (API RP-56 standard).

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Tested by a hand-held magnifier, the sand mineral's quartz was in the rage of 80%-95%, and; spherical/ovaloid for all sand examined, within the range that likely could be flotation concentrated for the -40/+70 and -70/+140 sieve sizes and possibly for the -20/+40 size.

Met-Solve Laboratories/Stim-Labs Testing resulted in the following results:

•	For the size fraction -20/+40% fines test result: 9.8% (meets 14% for API RP-56)
•	For the size fraction -30/+50% fines test result: 4.6% (meets 10% for API RP-56)
•	For the size fraction -40/+70% fines test result: 7.2% (meets 8% for API RP-56)

On May 27, 2016, we received a proposal from Norwest Corporation, a Calgary based engineering company, to complete a NI 43-101 Technical Report to determine resources for the Eagle Creek Project. Under the terms of this proposal there are several Project Phases:

1.	Phase One Data Review and Database Creation

The data base consists of 66 core holes and 107 backhoe trenches, along with laboratory analysis that conforms to standard API RP56 or ISO 13-502-2, which was analyzed by certified laboratories. Phase 1 tasks include:

•	Compilation of all geological descriptive information;
•	Compilation of all analytical sample data
•	Verification of each hole's collar and backhoe trench spatial locations through review of a federal government topographic surface.
•	Assessment of the frac sand resource quality following a review of the available analytical data.

2.	Model Creation

•	Surface delineation based on the frac sand spatial data obtained from the holes and backhoe trenches; and
•	Frac sand volume estimation and resource classification.

3.	Site Visit

4.	NI 43-101 Report Preparation

Cost of NI 43-101 Report Preparation Project was estimated to be CAD$50,532 (US$37,900).

Upon completion Phase One, it was determined that additional data was required and that a field program was necessary to confirm results from the previous field program datasets with a certified laboratory and to expand on existing high potential areas. The field program is outlined as follows:

1.	Pre-Field Preparation and Project Management

•	Finalize sample site locations;
•	Obtain subsurface site clearances
•	Prepare a Health and Safety program;
•	Field supplies preparation and shipment; and
•	Cost tracking and logistics support.

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2.	Field Program

•	An M10 Truck auger rig will systematically collect samples to an approximate depth of 10 meters;
•	Geological descriptive strip logs will be generated for each drill hole;
•	Samples from the auger flights will be collected and will not cross geological facies.
•	Samples will be split for Company storage (if required for subsequent re-testing), balance sent to laboratory.

3.	Post-Field Data Finalization and Database upload.

Cost of Auger Drilling Program and Testing was estimated at CAD $58,615 (US$44,000).

Drilling commenced in early July 2016. Reports are expected to be issued before the end of August 2016.

Item 3. Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Employees

As a result of our method of operations and business plan, we will require the full time personnel to develop and explore the property further, before any additional office space and additional personnel is required; however, it is unknown at this time how much space or how many individuals will be required. David Alexander will remain as President and Director and has become the sole director and officer of NAFS-CA. The newly appointed director, Mr. Ed Morrow will assist the Company developing both the business plan and providing recommendations and actions required to meet the business plan's capital, material and labor requirements.

As we continue to expand, we expect we will add additional employees in the areas of exploration, production, engineering and sales.

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Property

We hold mineral leases located 30 kilometers east of Saskatoon, Saskatchewan. Our offices, including our laboratory and shop offices are located at Bay 9B – 318 – 105th Street East, Saskatoon, Saskatchewan S7N 1Z3. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

Government Regulation

We are not subject to any extraordinary governmental regulations.

RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD ALSO DECLINE. WE OPERATE IN A CONTINUALLY CHANGING BUSINESS ENVIRONMENT. IN THIS ENVIRONMENT, NEW RISKS MAY EMERGE AND ALREADY IDENTIFIED RISKS MAY VARY SIGNIFICANTLY IN TERMS OF IMPACT AND LIKELIHOOD OF OCCURRENCE. MANAGEMENT CANNOT PREDICT SUCH DEVELOPMENTS, NOR CAN IT ASSESS THE IMPACT, IF ANY, ON OUR BUSINESS OF SUCH NEW RISK FACTORS OR OF EVENTS DESCRIBED IN ANY FORWARD-LOOKING STATEMENTS.

1.

Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

Our auditors' report on North America Frac Sand, Inc.'s 2015 financial statements expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to commit to loan or advance capital to us, we believe that if we do not raise additional capital through the issuance of treasury shares, we will be unable to conduct exploration activity and may have to cease operations and go out of business.

2.

Because the probability of an individual prospect ever having reserves is extremely remote, there is a probability that our property does not have economic reserves, and any funds spent on exploration will be lost.

Because there is a probability of Eagle Creek of not having economic reserves and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of our shareholders' investment.

3.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activity or cease operations.

North America Frac Sand Inc. was incorporated in 2007, and has not yet generated any revenues. We have an insufficient exploration and development history upon which to properly evaluate the likelihood of our future success or failure. Our Accumulated Deficit from inception to June 30, 2016 and December 31, 2015 (the date of our most recent audited financial statements), is $34,647,540 and $34,508,102, respectfully. Our ability to achieve and maintain profitability and positive cash flow in the future is dependent upon

*	Our ability to continue to explore the Eagle Creek mineral leases
*	Our ability to locate an economic ore reserve
*	Our ability to generate revenues
*	Our ability to reduce exploration costs.

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Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

4.	We have no measured ore reserves. Without ore reserves we cannot generate income and if we cannot generate income we will have to cease exploration activity which will result in the loss of our shareholders' investment.

We have no measured ore reserves. Even if our frac sand resource can be measured as a resource, we cannot guarantee that there the resource will be of a sufficient size and quality so as to warrant recovery. Additionally, even if we find frac sandin sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any frac sand is recoverable, we cannot guarantee that this can be done at a profit. Failure to determine that the frac sand resource is in fact recoverable in economically quantities will mean we cannot generate income. If we cannot generate income we will have to cease exploration activity, which will result in the loss of our shareholders' investment.

5.	If we don't raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of our shareholders' investment.

We estimate that, with funding committed by our management combined, we do not have sufficient cash to continue operations for twelve months' even if we only carry out Phase I of our planned exploration activity on the Eagle Creek mineral claims. We need to raise additional capital to undertake Phase I. We may not be able to raise additional funds. If that occurs, we will have to delay exploration or cease our exploration activity and go out of business which will result in the loss of our shareholders' entire investment in our Company.

6.

Because we are small and do not have much capital, we must limit our exploration and as a result may not determine a significant enough ore body. Without a significant ore body, we cannot generate revenues and our shareholders will lose their investment.

Any potential development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Because we are small and do not have much capital, we must limit our exploration activity unless and until we raise additional capital. Any decision to expand our operations on our exploration property will involve the consideration and evaluation of several significant factors including, but not limited to:

●	Costs of bringing the property into production including exploration preparation of production feasibility studies, and construction of production facilities;
●	Availability and cost of financing;
●	Ongoing costs of production;
●	Market prices for the minerals to be produced;
●	Environmental compliance regulations and restraints; and
●	Political climate and/or governmental regulations and controls.

Such programs will require very substantial additional funds. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and our shareholders will lose their entire investment in our Company.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

12

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we are able to raise the requisite capital. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

7.

Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

David Alexander (our sole officer and director) will be devoting only 25% of his time, approximately 40 hours per month, to our business. As a consequence of the limited devotion of time to the affairs of our Company expected from management, our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

8.	Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur, it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the Eagle Creek mineral leases, does not have a proven body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. If the Eagle Creek mineral leases are found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

9.	No matter how much money is spent on our Mineral Claim; the risk is that we might never identify a commercially viable ore reserve.

No matter how much money is spent over the years on the Eagle Creek mineral leases, we might never be able to find a commercially viable ore reserve. Over the coming years, we could spend a great deal of money on the Eagle Creek mineral leases without finding anything of value. There is a high probability the Eagle Creek mineral leases do not contain any reserves so any funds spent on exploration will probably be lost.

10.	Even with positive results during exploration, the Mining Claims might never be put into commercial production due to inadequate tonnage, low frac sand prices or high extraction costs.

We might be successful, during future exploration programs, in identifying a source of minerals of good grade but not in the quantity, the tonnage, required to make commercial production feasible. If the cost of extracting any minerals that might be found on the Eagle Creek mineral leases are in excess of the selling price of such minerals, we would not be able to develop the Eagle Creek mineral leases. Accordingly, even if ore reserves were found on the Eagle Creek mineral leases, without sufficient tonnage we would still not be able to economically extract the frac sand from the Eagle Creek mineral leases in which case we would have to abandon the Eagle Creek mineral leases and seek another mineral property to develop, or cease operations altogether.

11.	If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

13

12.	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, sports sponsorship agreements and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

Risks Associated with owning our Shares:

13.

We anticipate the need to issue and sell additional shares in the future meaning that there will be a dilution to our existing shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We expect that the only way we will be able to acquire additional funds is through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

14.	The Company has issued Series B Preferred Stock which is highly dilutive.

We have entered into Preferred Shares issued and outstanding which could result in the issuance of several millions of additional shares. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. Further agreements could be entered into.

15.	The Company is controlled through the ownership of a Series A Preferred Stock.

The shareholders of common stock have limited voting rights because of the existence of Series A Preferred Stock which have voting rights which give the holder voting control of the shares of the Company.

16.	Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Forward Looking Statements

In addition to the other information contained in this Form 8-K, it contains forward-looking statements which involve risk and uncertainties. When used in this Form 8-K, the words "may", "will", "expect", "anticipate", "continue", "estimate", "project", "intend", "believe" and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect our future plan of operations, business strategy, operating results and financial position. Readers are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual result could differ materially from the results expressed in or implied by these forward-looking statements as a result of various factors, many of which are beyond our control. Any reader should review in detail this entire Form 10-K including financial statements, attachments and risk factors before considering an investment.

14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Some of the information in this Report contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and "Description of Business" and elsewhere in this Report. See "Risk Factors."

Company Overview

NAFS-CA owns two mineral leases consisting of approximately 30,000 acres, located approximately 30 kilometers east of Saskatchewan, Canada, called the Eagle Creek leases.

On July 10, 2015, we entered into a Share Purchase Agreement to acquire 100% of the issued and outstanding shares of NAFS-CA in exchange for the issuance of 37,800,000 shares of our common stock which are held in escrow. As of July 10, 2015, this representing approximately 98% of our outstanding shares at the time of issuance. Currently, the 37,800,000 shares represent approximately 76% of our outstanding shares. As a result of this transaction we changed our name to North America Frac Sand, Inc. from Xterra Building Systems, Inc.

We are engaged in the exploration, extraction, and refining of frac sand to meet the immediate requirement of the oil and gas industry in the Northern United States and Canada.

On May 27, 2016, NAFS-CA received a proposal from Norwest Corporation, a Calgary based engineering company, to complete a NI 43-101 Technical Report to determine resources for the Eagle Creek Project. Under the terms of this proposal there are several Project Phases:

1.	Phase One Data Review and Database Creation

The data base consists of 66 core holes and 107 backhoe trenches, along with laboratory analysis that conforms to standard API RP56 or ISO 13-502-2, which was analyzed by certified laboratories. Phase 1 tasks include:

•	Compilation of all geological descriptive information;
•	Compilation of all analytical sample data
•	Verification of each hole's collar and backhoe trench spatial locations through review of a federal government topographic surface.
•	Assessment of the frac sand resource quality following a review of the available analytical data.

15

2.	Model Creation

•	Surface delineation based on the frac sand spatial data obtained from the holes and backhoe trenches; and
•	Frac sand volume estimation and resource classification.

3.	Site Visit

4.	NI 43-101 Report Preparation

Cost of NI 43-101 Report Preparation Project was estimated to be CAD$50,532 (US$37,900).

Upon completion Phase One, it was determined that additional data was required and that a field program was necessary to confirm results from the previous field program datasets with a certified laboratory and to expand on existing high potential areas. The field program is outlined as follows:

4.	Pre-Field Preparation and Project Management

•	Finalize sample site locations;
•	Obtain subsurface site clearances
•	Prepare a Health and Safety program;
•	Field supplies preparation and shipment; and
•	Cost tracking and logistics support.

5.	Field Program

•	An M10 Truck auger rig will systematically collect samples to an approximate depth of 10 meters;
•	Geological descriptive strip logs will be generated for each drill hole;
•	Samples from the auger flights will be collected and will not cross geological facies.
•	Samples will be split for Company storage (if required for subsequent re-testing), balance sent to laboratory.

6.	Post-Field Data Finalization and Database upload.

Cost of Auger Drilling Program and Testing was estimated at CAD $58,615 (US$44,000).

Drilling commenced in early July 2016.

Our principal place of business is located at Unit 9B – 218, 105th Street East, Saskatoon, Saskatchewan, Canada, Saskatoon, Saskatchewan, Canada S71 0J9, telephone: (306) 281-7334

16

RESULTS OF OPERATIONS – NORTH AMERICA FRAC SAND (CA) LTD.

Results of Operations for the Period from January 1, 2016 to June 30, 2016 of North America Frac Sand (CA) Ltd.

Six months ended
June 30, 2016 $

REVENUES	-

EXPENSES
Exploration costs	11,618
Administrative expenses	181
TOTAL EXPENSES	11,799
OTHER EXPENSE
Currency exchange loss (gain)	762
Interest expense	10,740

NET LOSS	(23,301)

Exploration costs of $11,618 represent the costs of Northwest Corporation to analyze the previously accumulated data, compile the data, and to develop a model of where the frac sand mineral resource is on the property and to estimate the size and quality of the resource. Interest expenses were $10,740. A currency loss of $762 were realized upon conversion of the financial statements to United States dollars.

Because NAFS-CA was not able to recover the mineral asset's carrying value through either using it, or by selling it, the book value of the frac sands mineral leases has been determined to be impaired. As NAFS-CA has no indication as to whether the frac sands discovered on the mineral leases represent an economic asset, an impairment loss equal to the investment in the mineral claims had to be realized. NAFS-CA is in the process of doing the necessary work and of preparing a NI 43-101 report to determine the economics of their frac sand discovery.

Results of Operations for the Period from Inception June 8, 2015 to December 31, 2015 of North America Frac Sand (CA) Ltd.

June 8, 2015 (date of inception)
to December 31, 2015 $

REVENUES	-

EXPENSES
Exploration expense	27,702
Mineral lease expense	10,288
Administrative expenses	45,748
TOTAL EXPENSES	83,738
OTHER EXPENSES
Impairment loss on mineral claims	2,503,617
Currency exchange loss (gain)	(1,993)
Interest expense	18,347
TOTAL OTHER EXPENSES	2,519,971
NET LOSS	(2,603,709)

17

Operating expense consisted primarily of exploration costs to their consultant, Green Engineering Ltd. of $27,702 and lease costs for the mineral properties of $10,288. Administration costs of $45,748 consisted of travel and entertainment of $31,588; office $9,014; and communications $5,146.

Interest expenses were $18,347. A currency gains of $1,993 were realized due to transactions converted to United States dollars.

Because the Company is not able to recover the mineral asset's carrying value through either using it, or by selling it, the book value of the frac sands mineral leases has been determined to be impaired. As the Company has no indication as to whether the frac sands discovered on the mineral leases represent an economic asset, an impairment loss equal to the investment in the mineral claims had to be realized. The Company plans to prepare a NI 43-101 report to determine the economics of their frac sand discovery.

Liquidity and Capital Resources

At June 30, 2016 NAFS-CA had cash and cash equivalents of $ nil (December 31, 2015 - $nil)

At June 30, 2016, NAFS-CA had current assets of $nil and current liabilities of $127,549 (December 31, 2015 - $98,175), resulting in a working capital deficit of $127,549 (December 31, 2015 - $98,175). NAFS-CA has experienced losses since our inception (June 8, 2015) and had an accumulated deficit of $2,627,010 at June 30, 2016 ($2,603,709 at December 31, 2015). This raises substantial doubt about NAFS-CA's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if NAFS-CA can continue as a going concern.

Net cash used in operating activities was $ 17,239 during the six month period to June 30, 2016 and $(75,037) from inception June 8, 2015 to December 31, 2015. NAFS-CA anticipates that exploration costs in current operations will increase in the future if we are successful in raising the required capital.

Investing activities were $nil for the six months ended June 30, 2016, ($2,503,617 during the period from inception June 8, 2015 to December 31, 2015. The investment represents the acquisition of the mineral leases.

Financing activities consisted of $10,950 for the six months ended June 30, 2016, (period from inception June 8, 2015 to December 31, 2015 -$2,576,737. The breakdown of the $2,576,737 financing is as follows. Firstly, receipt of a Note Payable of $73,120 and secondly, the issuance of common shares valued at $2,503,617 to acquire the mineral leases). This consisted of an advance from the Company to NAFS-CA of $10,950.

Off-Balance Sheet Arrangements

NAFS-CA had one off-balance sheet arrangements as of June 30, 2016. This arrangement is that the Company will issue to the holder of Promissory Note payable by NAFS-CA, 100 Series B Preferred Shares in exchange extending the loan for one year to June 30, 2016 for all interest owing and to be accrued by NAFS-CA on the Promissory Note.

Critical Accounting Policies

The significant accounting policies are more fully described in Note 1 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the financial statements or notes thereto.

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Report, by (i) each person known to us to own more than 5% of our outstanding Common Stock as of the date of this Report, (ii) our sole director, (iii) each of our executive officers, and (iv) our director and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	Ray Newton and Dwight Newton(1) 410 – 27th Street SW Saskatoon, SK S7L 0J9	37,800,000	76%

Preferred A	David Cupp (2) 7830 Inishmore Dr. Indianapolis, IN 46241	1	100%

Common	All Executive Officers and Directors as a Group (2)	37,800,000	76%

_______________

(1)	The 37,800,000 shares are issued to Canadian Sandtech Inc. Between Ray Newton and his brother, Dwight Newton, together they own 60% of Canadian Sandtech Inc.

(2)

The 1 share are of Series A Preferred stock issued to David Cupp. The ownership of the Series A Preferred stock represents a number of votes equal to the number of common stock equivalents, if converted. There is currently one Series A preferred share issued and outstanding. Consequently, the Series A class shareholder holds 49,915,448 votes representing the common shares and 140 votes representing the Series B preferred shares.

Directors and Executive Officers

The following table sets forth certain information regarding the Company's directors, Key Contractors and executive officers following the Share Exchange.

Name	Age	Position

David Alexander	65	President, Chief Executive Officer, Chief Financial Officer and Director

Edwin G. Morrow	71	Director

Resumes:

Mr. Alexander is Chartered Accountant with over 30 years of experience managing the growth of various companies. Mr. Alexander has, as CFO assisted the growth of a trust company from $50 million in asset size to over $1 billion in assets. As CFO of an oil and gas company, Arakis Energy Corporation, Mr. Alexander assisted the growth from negligible reserves to proved recoverable reserves of over 250 million barrels. Arakis was sold in 1999 to Talisman Energy for almost one billion United States dollars. Currently, Mr. Alexander is the Chief Financial Officer to Veritas Pharma Inc., a drug development company trading on the CSE under the symbol VRT, and Chief Financial Officer of Signal Exploration Inc., a exploration mining company trading on NEX under the symbol SNL.

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Mr. Morrow is a professional geologist who has worked as an employee or consultant for over 35 years in the exploration, development and production of multiple mineral resources. Mr. Morrow has held line and executive positions with the mining industry with several companies. Most recently, from 2012 to 2013, Mr. Morrow served as President and CEO of Liberty Coal Energy Corp. and Siga Resources, Inc. both US OTC public companies.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. The offices of President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary are appointed by our Board of Directors, with other officer's positions being filled by appointment from our President and Chief Executive Officer. Directors are elected by our shareholders. Vacancies on the Board of Directors may be filled by majority vote from the remaining members of the Board of Directors or by a majority vote of our shareholders; in each case directors serve until their earlier resignation or their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers and directors, in addition to any of our three most highly compensated officers with annual compensation exceeding $100,000. David Alexander accrued $70,000 of fees for the six month period ended June 30, 2016 ($14,000 for the year ended December 31, 2015). We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
		Salary	Bonus	Stock	Option	Non-equity incen- tive plan com-	Nonqualified deferred compens-ation earnings	All other compensation
Name and principal position	Year	($)	($)	Awards	Awards	pensa-tion	($)	($)	Total

David R. Cupp (1), President	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David R. Cupp (1), President	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David R. Cupp (1), President	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David M. Alexander, President	2014	$9,000	-0-	-0-	-0-	-0-	-0-	-0-	$9,000

David M. Alexander, President	2015	$14,000	-0-	-0-	-0-	-0-	-0-	-0-	$14,000

David M. Alexander, President	To June 30, 2016	$70,000	-0-	-0-	-0-	-0-	-0-	-0-	$70,000

_____________

(1)	There is no employment contract with Mr. Cupp at this time. Nor are there any agreements for compensation in the future. A salary and stock option and/or warrants program may be developed in the future

(2)	The restricted stock was valued at the last trade price on the day of issuance in accordance with ASC 718.

(3)	There is no employment contract with Mr. Alexander at this time. Compensation is accrued on a month to month basis, there any agreements for compensation in the future. A salary and stock option and/or warrants program may be developed in the future

20

Employment Agreements

None

Equity Compensation Plan

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In support of the Company's efforts and cash requirements, it has relied on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by these related parties. Amounts represent advances or amounts paid in satisfaction of liabilities of the Company. The advances are considered temporary in nature and have not been formalized by a promissory note.

David Alexander had advanced to the Company $128,275 and $67,582 as of June 30, 2016 and December 31, 2015 respectfully, with no stated interest rate, payment terms and is due on demand. Mr. Alexander has unpaid fees and expenses totaling $109,586 and $23,000 as of June 30, 2016 and December 31, 2015, respectfully

OTHER

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, David Alexander, would not be considered independent; Mr. Morrow would be considered independent.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believe that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future; the implementation of which is likely to be in connection with our next contemplated acquisition. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our board. Although our board has not established any minimum qualifications for director candidates, when considering potential director candidates, our board considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our board.

We do not have a charter governing the nominating process. Our sole director will initially perform the functions of a nominating committee, but is not independent because he is also an officer. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. Our Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

21

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or President and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Stockholder and Interested Party Communications

Our Board of Directors does not currently provide a process for stockholders or other interested parties to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management is in the process of establishing a process for stockholder and interested party communications in the future.

Code of Conduct and Ethics

Although we have not adopted one at this point, we intend to adopt a code of ethics that will apply to our executive officers, directors and employees, its subsidiaries and its controlled affiliates. We intend to post our code of ethics on our Web site at www.nafsinc.ca and to disclose any amendments to or any waivers from a provision of its code of ethics in a current report on Form 8-K.

MARKET FOR REGISTRANT'S COMMON EQUITY AND, RELATED STOCKHOLDER MATTERS

MARKET INFORMATION – NORTH AMERICA FRAC SAND, INC.

Trading of our Common Stock commenced on the OTCQB in July 2013. Our trading symbol is "NAFS".

The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our Common Stock. In 2012 we engaged in a reverse stock split whereby every three shares of our common stock were exchanged for one share of common stock. On May 20, 2015, we engaged in another reverse stock split whereby every 100 shares of our common stock were exchanged for one share of common stock. The prices listed below have been adjusted for such stock split.

Period	High	Low	Close
Q1-2014	$10.00	$10.00	$10.00
Q2-2014	$56.00	$48.00	$49.00
Q3-2014	$49.00	$49.00	$49.00
Q4-2014	$49.00	$2.00	$2.00

Q1-2015	$0.02	$0.02	$0.02
Q2-2015	$0.07	$0.02	$0.07
Q3-2015	$0.90	$0.07	$0.35
Q4-2015	$0.40	$0.05	$0.12

Q1-2016	$0.18	$0.05	$0.05
Q2-2016	$0.09	$0.04	$0.04

As of August 18, 2016 the closing bid price of our Common Stock was $0.04.

Trading volume in our Common Stock has been very limited since we commenced trading. As a result, the trading price of our Common Stock is subject to significant fluctuations.

22

HOLDERS

As of the date of this Report we had 411 holders of record for our Common Shares. The number of record shareholders does not include those persons who hold their shares in "street name."

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of North America Frac Sand, Inc. consists of 10,000,000,000 shares of Common Stock, par value $0.0001 per share ("Common Stock") and 5,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock").

Common Stock

On July 27, 2016, the Company amended its Articles of Incorporation. of North America Frac Sand, Inc. has been authorized to issue 500,000,000 shares of common stock, $0.00001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution. Currently, there are 49,915,448 shares of common stock issued and outstanding.

Preferred Stock

On July 27, 2016, of North America Frac Sand, Inc. amended its Articles of Incorporation. The Company has been authorized to issue 100,000,000 shares of $0.00001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: 10 shares of preferred stock has been designated as Series A. The certificate of designations for the Preferred A Stock provides that it may only be issued in exchange for the partial or full retirement of debt held by management, employees or consultants, or as directed by a majority vote of the Board of Directors. The Series A class possesses a number of votes equal to the number of common stock equivalents, if converted. There is currently one Series A preferred share issued and outstanding. Consequently, the Series A class shareholder holds 49,915,448 votes representing the common shares and 140 votes representing the Series B preferred shares.

Series B: 99,999,990 shares of preferred stock have been designated as Series B. The certificate of designation for the Preferred B Stock provides that as a class shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion. Preferred Series B will have liquidation rights, an amount equal to $1.00 per share, plus any declared but unpaid dividends for each share held. Each share will have 10 votes. Each share of Series B Preferred Stock shall be convertible into common shares, at any time, and/or from time to time, into the number of shares of the Corporation's Common Stock, par value $0.00001 per share, equal to the $12.50 price of the Series B Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). As of July 27, 2016, there are currently 140 shares of Series B Preferred Stock issued and outstanding. These Series B Preferred Stock could be converted into 35,000,000 shares of $0.00001 par value common stock. Upon closing of the Share Purchase Agreement, another 100 shares of Series B Preferred Stock will be issued. These Series B Preferred Stock could be converted into 25,000,000 shares of $0.00001 par value common stock.

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Transfer Agent

Our stock transfer agent is VStock Transfer LLC, located in 18 Lafayette Place, Woodmere, New York 11598. Their phone number is (212) 828-8436.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that no officer or director of our Company will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

In, addition, the employment agreements for each executive officer contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with our executive officer's good faith performance of such individual's employment. Further, we have executed separate indemnification agreements with each of our officers, our advisory board members and certain employees wherein we promise to defend, indemnify, advance the expenses of defense and hold the individual harmless to the fullest extent permitted by law against any and all liabilities incurred by the individual in connection with the good faith performance of services for the Company by such individual.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Financial Statements and Supplementary Data

Information concerning our financial information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

On July 3, 2015, the Company dismissed Messineo & Co. CPA's LLC. On July 6, 2015, the Company appointed BF Borgers CPA PC. There have been no Changes in or Disagreement with BF Borgers CPA PC on Accounting and Financial Disclosure.

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UNREGISTERED SALES OF EQUITY SECURITIES

On July 10, 2015, we issued 37,800,000 "restricted" shares of our common stock in escrow which represented 98% of the issued and outstanding shares of common stock at the time. It is anticipated that the shares will be released from escrow on June 5, 2016 in exchange for 100% ownership interest in NAFS-CA. This transaction resulted in the owners of NAFS becoming the majority voting interest in our Company. The Common Stock issued was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act. The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

During the month of August 2014 of North America Frac Sand, Inc. allowed several non-related parties to convert a total of 515 shares of Series B Preferred stock into 515,050 unrestricted shares of common stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On July 10, 2015, the Company issued 37,800,000 shares of the Company pursuant to a Share Purchase Agreement. The 37,800,000 shares were placed into escrow pending the Closing of the acquisition of NAFS-CA.

On July 17, 2015, the Company allowed several non-related parties to convert a total of 15 shares of Series B Preferred stock into 3,750,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On August 25, 2015, the Company allowed several non-related parties to convert a total of 2 shares of Series B Preferred stock into 500,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On September 18, 2015, the Company allowed a non-related parties to convert a total of 3 shares of Series B Preferred stock into 750,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On October 13, 2015, the Company allowed a non-related parties to convert a total of 8 shares of Series B Preferred stock into 2,000,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On March 28, 2016, the Company allowed a non-related parties to convert a total of 2 shares of Series B Preferred stock into 500,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On April 1, 2016, the Company allowed a non-related parties to convert a total of 5 shares of Series B Preferred stock into 1,250,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On June 20, 2016, the Company allowed a non-related parties to convert a total of 10 shares of Series B Preferred stock into 2,500,000 shares of common stock by issuing 250,000 common shares for each Series B Preferred stock. The conversion rate was done at par, $0.00001 according to the stated articles of designation.

On June 25, 2016, the Company entered into a debt settlement agreement with a non-related third party subject to the completion of the Share Purchase Agreement. Under the terms of this Agreement, the third party accepted payment of 100 Series B Preferred Shares in exchange for the deemed repayment of CAD$25,000 of the debt owed to the third party, and an agreement to extend the term loan of the whereby, the third party agreed to extend the balance of the CAD$120,000 loan by one year to June 30, 2017. This will become effective upon the completion of the Share Purchase Agreement.

On July 27, 2016, the Company has cancelled 75,948 shares of Series B Preferred stock. These shares were issued pursuant to two consulting agreements dated May 8, 2012. As the terms of the consulting agreements were not complied with, the shares have been returned to treasury and cancelled.

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Item 5.01. Changes in Control of Registrant.

Even though, on July 10, 2015, we issued 37,800,000 "restricted" shares of our common stock in exchange for 100% ownership interest in NAFS-CA; and that this transaction resulted in the owners of NAFS-CA obtaining approximately 98% of our issued and outstanding shares of Common Stock as of July 10, 2015; there was no Change in Control of the Company. Firstly, voting control represented by the issued and outstanding share of Series A Preferred stock did not change, secondly, management of the Company has not changed; and thirdly, Mr. Alexander, President of the Company, has been appointed the sole officer and director of NAFS-CA.

The Common Stock issued to the shareholders of Canadian Sandtech Inc. were issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act. We intend to comply with the conditions of Category 3 of 903(b) of Regulation S and an appropriate legend will be affixed to the stock certificate issued in accordance with Regulation S. The legend shall state that the shares represented by the stock certificate shall only be sold pursuant to a registration under the Securities Act or pursuant to an available exemption from registration and the holders of the stock certificate shall not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act. We will refuse to register any transfer of the shares not made in accordance with Regulation S.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no arrangements which may result in a change in control. No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Share Purchase Agreement our board of directors (the "Board"), although David Alexander was supposed to be supplemented by Ray Newton and Dwight Newton, he has not. Mr. Alexander has appointed Mr. Edwin G. Morrow, a mining professional with several years of mining experience to the Board as an independent director as of July 27, 2016. Mr. Alexander and Mr. Morrow remains the only members of the Board of Directors of North America Frac Sand Inc.

The following table sets forth certain information regarding our directors and executive officers following the Share Exchange:

Name	Position

David Alexander	President Chief Executive Officer, Chief Financial Officer and Director

Edwin G. Morrow	Director

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors.

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Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of North America Frac Sand (CA) Ltd. as of and for the period ended June 30, 2016 and December 31, 2015 are included herein below and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of June 30, 2016 concerning the Recapitalization Transaction of NAFS into North America Frac Sand Inc. are included herein and are incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description

10.38*

Share Purchase Agreement dated July 10, 2015 between Xterra Building Systems, Inc.. and Canadian Sandtech Inc. (incorporated by reference to our Current Report on Form 8-K dated as of December 31, 2013)

10.39*

Extension of Share Purchase Agreement dated October 31, 2015 between North America Frac Sand Inc. and Canadian Sandtech Inc. (incorporated by reference to our Current Report on Form 8-K and filed October 5, 2015)

10.40*

Extension of Share Purchase Agreement dated November 30, 2015 between North America Frac Sand Inc. and Canadian Sandtech Inc. (incorporated by reference to our Current Report on Form 8-K filed November 30, 2015)

10.41*	Closing Agreement dated February 29, 2016 between North America Frac Sand, Inc. and Canadian Sandtech Inc. (incorporated by reference to our Current Report on Form 8-K filed February 29, 2016)

99.1*	Form 10K for North America Frac Sand Inc. for the year ended December 31, 2015. (incorporated for reference to our Form 10-K filed April 15, 2016).

99.2	Financial Statements of North America Frac Sand (CA) Ltd. for the Period Ended December 31, 2015 (audited) and for the Six Month Period Ended June 30, 2016 (unaudited)

99.3*	Form 10-Q for North America Frac Sand Inc. for the six months ended June 30, 2016. (incorporated for reference to our Form 10-Q filed August 18, 2016).

99.4	Pro Forma Financial Statements

_____________

*Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

North America Frac Sand, Inc.

Date: August 26, 2016	By:	/s/ David Alexander
David Alexander, President and Chief Executive Officer
Principal Executive Officer

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